Exhibit 10.1

TERMINATION AGREEMENT

between

CONTANGO RESOURCES, INC.

and

MID-CON ENERGY PARTNERS, LP

THIS TERMINATION AGREEMENT (this “Termination Agreement”), is made and entered into as of January 21, 2021, by and between CONTANGO RESOURCES, INC. (“Contango”) and MID-CON ENERGY PARTNERS, LP (“MLP”), and together with Contango, the “Parties”, and each, a “Party”).

WHEREAS, the Parties entered into a Master Services Agreement, dated July 1, 2020 (the “Services Agreement”); and

WHEREAS, On October 25, 2020, Contango Oil & Gas Company (“MCF”), Michael Merger Sub LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of MCF (“Merger Sub”), and MLP entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) providing for the merger of MLP with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving limited liability company in the Merger and as a wholly-owned, direct subsidiary of MCF; and

WHEREAS, the closing of the transactions contemplated by the Merger Agreement is closing contemporaneously with the Parties’ entry into this Termination Agreement; and

WHEREAS, the Parties desire to terminate the Services Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Termination Agreement have the respective meanings assigned to them in the Services Agreement.

2. Termination of the Services Agreement. Except as specifically set forth in this Termination Agreement, as of the date first written above (the “Termination Date”), all obligations of the Parties under the Services Agreement are terminated. From and after the Termination Date, the Services Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate, except with respect to Article 1 (Definitions), Article 3 (Payment; Invoice), Article 5 (Confidential Information), Article 8 (Indemnification), and Article 9 (Representations and Warranties) of the Services Agreement, which Sections shall survive.

3. Release and Waiver.

(a) Subject to Section 3(b), each Party (“Releasing Party”) hereby releases and discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns from all claims or demands under or in connection with the Services Agreement (“Claims”), including without limitation, Claims for negligence and fraud, whether arising before or on the date of this Agreement, in each case whether known or unknown to the Releasing Party.

(b) The release and waiver in Section 3(a) shall not apply to (i) the Parties’ past and future obligations and liabilities arising under the Sections of the Services Agreement enumerated in Section 2 of this Termination Agreement; (ii) the provisions of this Termination Agreement; (iii) the Parties’ obligations under Section 5 below or (iv) any outstanding amounts owed for Monthly Services, Service Charges or Direct Charges (as such terms are defined in the Services Agreement) arising prior to the Termination Date.

4. Waiver of Payment for Services. Contango hereby waives any and all current or future rights to (i) Services Provider Warrants and (ii) Termination Payments, as defined in Article 3.2 of the Services Agreement.

5. Covenant Not to Sue. Each of Contango and MLP agree, severally and not jointly, that, except as required by law, it will not, individually or with any person, commence, prosecute or aid in any way, or cause or permit to be commenced or prosecuted, any action or other proceeding based upon any claim which has been released in this Termination Agreement.

6. Confidentiality. Each Party shall keep confidential and shall not disclose to any third party (other than its Affiliates, employees, advisors or other representatives who need to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Termination Agreement) any information regarding the performance by the Parties of the Services Agreement, or regarding the terms of this Termination Agreement; provided, however, that the prohibition in this Section 5 shall not apply to the extent that disclosure is required by law, by any governmental or other regulatory authority, or by a court or other authority of competent jurisdiction.

7. Miscellaneous.

(a) All notices, requests, consents, claims, demands, waivers, summons and other legal process, and other similar types of communications hereunder (each, a “Notice”) must be in writing and addressed to the relevant Party at the address set forth on the signature page to this Termination Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section 6(a)). All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is effective only (i) upon receipt by the receiving Party and (ii) if the Party giving the Notice has complied with the requirements of this Section 6(a).

(b) This Termination Agreement and all matters arising out of or relating to this Termination Agreement are governed by, and construed in accordance with, the laws of the state of Texas, without regard to the conflict of laws provisions of Texas. Any legal suit, action or proceeding arising out of or relating to this Termination Agreement must be instituted in the courts of Harris County, Texas or the United States District Court for the Southern District of Texas and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(c) This Termination Agreement, and each of the terms and provisions hereof, may only be amended, modified, waived or supplemented by an agreement in writing signed by each Party.

(d) Neither Party may assign, transfer or delegate any or all of its rights or obligations under this Termination Agreement without the prior written consent of the other Party. No assignment will relieve the assigning Party of any of its obligations hereunder. Any attempted assignment, transfer or other conveyance in violation of the foregoing will be null and void. This Termination Agreement will inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(e) This Termination Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Termination Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Termination Agreement.

(f) The headings in this Termination Agreement are for reference only and do not affect the interpretation of this Termination Agreement.

(g) If any term or provision of this Termination Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Termination Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(h) This Termination Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement on the date first written above.

CONTANGO RESOURCES, INC.

By	/s/ E. Joseph Grady

Name: E. Joseph Grady

Title: Senior Vice President and Chief Executive Officer

Address: 717 Texas Ave., Suite 2900
Houston, TX 77002

MID-CON ENERGY PARTNERS, LP

By	/s/ Sherry Morgan

Name: Sherry Morgan

Title: Chief Executive Officer

Address: 2431 E. 61st Street, Suite 800
Tulsa, Oklahoma 74136

[Signature Page to Termination Agreement]